EXHIBIT 5
Robinson, Bradshaw & Hinson, P.A.
101 North Tyron Street, Suite 1900
Charlotte, North Carolina 28246
October 28, 2008
Goodrich Corporation
2730 West Tyvola Road
Charlotte, North Carolina 28217
Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Goodrich Corporation, a New York corporation (the “Company”), in connection with the preparation of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed today by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities: (i) one or more series of debt securities of the Company (the “Debt Securities”); (ii) one or more series of Series Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (iii) Common Stock, par value $5.00 per share, of the Company (the “Common Stock”); (iv) stock purchase contracts obligating holders to purchase Common Stock from the Company at a future date or dates (the “Stock Purchase Contracts”); and (v) equity units comprised of Stock Purchase Contracts and Debt Securities or debt securities of third parties (the “Equity Units” and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Stock Purchase Contracts, the “Securities”).
     The Debt Securities will be issued pursuant to the Indenture, dated as of May 1, 1991 (as amended or supplemented from time to time (the “Indenture”)), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to Harris Trust and Savings Bank), as Trustee (the “Trustee”), filed as Exhibit 4.c to the Registration Statement.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
     In rendering the opinions expressed herein, we have reviewed such matters of law and examined original, or copies certified or otherwise identified, of the Restated Certificate of Incorporation of the Company and the By-Laws of the Company (collectively, the “Governing Instruments”), the Indenture and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions expressed herein. In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed, electronic or facsimile copies, the authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of the Company to the date hereof. As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied, without investigation or analysis of any underlying data, upon certificates and statements of public officials and representatives of the Company. We have also assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, an assumption that we have not independently verified. To the extent that the Company’s obligations will depend on the enforceability of a document against other parties to such document, we have assumed that such document is enforceable against such other parties.
     The opinions set forth herein are further subject to the following assumptions, qualifications, limitations and exceptions being true and correct at the time of delivery of any Securities to be offered and sold under the Registration Statement:
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) shall be effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;
     (b) a prospectus supplement describing such Securities shall have been prepared, delivered and filed with the Commission in accordance with the Securities Act and the applicable rules and regulations thereunder;
     (c) such Securities shall be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement;
     (d) all necessary corporate action shall have been taken to authorize the issuance of such Securities and any other securities issuable upon conversion, exchange, exercise, redemption or settlement thereof, and to establish the terms thereof, so as not to violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or conflict with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company;
     (e) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities (the “Purchase Agreement”) shall have been duly authorized, validly executed and delivered by the Company and the other parties thereto;
     (f) any securities issuable upon conversion, exchange, exercise, redemption or settlement of such Securities shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise, redemption or settlement;
     (g) such Securities shall have been delivered (i) in accordance with the provisions of the applicable Purchase Agreement upon receipt by the Company of the consideration therein provided, which consideration shall be lawful, or (ii) upon conversion, exchange, exercise, redemption or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise, redemption or settlement and upon receipt by the Company of the consideration specified by such Security or instrument, which consideration shall be lawful;
     (h) in the case of any series of Debt Securities issuable under the Indenture:
•	all necessary corporate action shall have been taken to authorize, designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture so as not to violate any applicable law, and such Debt Securities shall not include any provision that is unenforceable;

•	any required supplement, amendment or modification to the Indenture (a “Supplemental Indenture”) shall have been executed and delivered by the Company and the Trustee; and

•	forms of such Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;
     (i) in the case of shares of Preferred Stock of any series, all necessary corporate action shall have been taken to authorize, designate and establish the terms of such series and fix the designations, relative rights, preferences and limitations thereof, and the Company shall have filed with the Department of State of the State of New York, if necessary, as required by section 502 of Business Corporation Law of the State of New York, a certificate of amendment (the “Certificate of Amendment”) with respect to such Preferred Stock;
     (j) in the case of shares of Preferred Stock or Common Stock, certificates representing such shares in the proper form shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share register of the Company, in each case in accordance with the Governing Instruments; there shall be sufficient shares of Preferred Stock or Common Stock, as the case may be, authorized under the Governing Instruments and not otherwise issued or reserved for issuance; and the purchase price payable to the Company for such shares, or if shares are issuable upon conversion, exchange, exercise, redemption or settlement of other Securities, the consideration payable to the Company for such conversion, exchange, exercise, redemption or settlement, shall be lawful consideration that is not less than the par value of such shares;
     (k) in the case of Stock Purchase Contracts, all necessary corporate action shall have been taken to authorize and establish the terms thereof and to approve the Purchase Agreement relating thereto; such Stock Purchase Contracts and the applicable Purchase Agreement(s) shall have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such Purchase Agreement(s) shall include any provision that is unenforceable;
     (l) in the case of Equity Units, all necessary corporate action shall have been taken to establish the terms of such Equity Units and the terms of the Securities included in such Equity Units; the actions referred to in paragraphs (h) and (k) above shall have been taken with respect to any Debt Securities and Stock Purchase Contracts, respectively, included in such Equity Units; if such Equity Units include securities other than any of the Securities, such other securities shall have been duly and validly authorized, executed, issued and delivered by the issuer thereof and shall be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and the Purchase Agreements and all other agreements or other instruments establishing such Equity Units or defining the rights of the holders of such Equity Units shall not contain any provision that is unenforceable; and
     (m) in the case of any Supplemental Indenture, Certificate of Amendment, Purchase Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.
     Based upon the foregoing, and subject to all the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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     1. The Debt Securities, Stock Purchase Contracts and Equity Units included in the Securities will, when issued, constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights (including, without limitation, fraudulent conveyance laws), and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
     2. The shares of Preferred Stock and Common Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.
     The foregoing opinions are limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of other jurisdictions. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.
     We are members of the Bar of the State of North Carolina and do not purport to be experts in the laws of any jurisdiction other than the State of North Carolina and the federal laws of the United States of America. The foregoing opinions are given under the laws of New York by lawyers in this firm who are licensed to practice in New York.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, ROBINSON, BRADSHAW & HINSON, P.A.
By:	/s/ David W. Dabbs
David W. Dabbs

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